UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2025, Safe and Green Development Corporation (the “Company”) entered into a Securities Purchase Agreement, dated June 26, 2025 (the “Purchase Agreement”), with an institutional investor (the “Investor”), pursuant to which the Company issued to the Investor a 10% convertible debenture (the “Debenture”) in the principal amount of $172,500 in a private placement offering (the “Offering”). The Debenture was sold to the Investor for a purchase price of $155,000, representing an original issue discount of ten percent (10%). In connection with the closing of the first tranche, the Company paid $5,000 as a non-accountable fee to the Investor to cover its accounting fees, legal fees and other transactional costs and issued to the Investor and its designee an aggregate total of 100,000 shares of its restricted common stock (the “Commitment Shares”) as described in the Purchase Agreement.

The Debenture matures twelve months from its date of issuance and bears interest at a rate of 10% per annum payable on the maturity date. The Debenture is unsecured and subordinated to the outstanding 10% Original Issue Discount Secured Convertible Debentures issued to the Arena Investors (as defined below) by the Company. The Debenture is convertible, at the option of the holder, at any time on or after the earlier of (i) March 23, 2026 or (ii) the date that the Arena Debentures (as defined below) are extinguished, into such number of shares of common stock of the Company equal to the principal amount of the Debenture plus all accrued and unpaid interest at a conversion price equal to the closing price of the Company’s common stock on the trading day immediately preceding the conversion date, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions that are subject to a floor price of $0.19 (the “Floor Price”).

The Debenture is redeemable by the Company at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the Debenture is outstanding, if the Company receives cash proceeds of more than $500,000 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, the Company shall, within two (2) business days of Company’s receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require the Company to immediately apply up to 100% of all proceeds received by the Company (from any source except with respect to proceeds from the issuance of equity or debt to officers and directors of the Company) after the Minimum Threshold is reached to repay the outstanding amounts owed under the Debenture.

The Debenture contains customary events of default. If an event of default occurs, until it is cured, the Investor may increase the interest rate applicable to the Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the Debenture, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the Debenture, the Debenture prohibits the Company from entering into a Variable Rate Transaction (as defined in the Debenture) or incurring any new indebtedness that is senior to the Debenture or secured by the assets of the Company until the Debenture is paid in full.

Without giving effect to the Exchange Cap discussed below, assuming we converted the Debenture and all accrued interest in full into common stock at the Floor Price (assuming the Debenture accrued interest for a period one year), approximately 907,894 shares of our common stock would be issuable upon conversion.

The Purchase Agreement provides the Investor with “piggy-back” registration rights, if the Company files with the Securities and Exchange Commission (the “SEC”) a registration statement covering any of its securities, to use its reasonable efforts to effect the registration of the maximum number of Registrable Securities (as defined in the Purchase Agreement) as shall be permitted to be included thereon in accordance with applicable SEC rules.

The Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The number of shares of the Company’s common stock that may be issued pursuant to the Purchase Agreement (including the Commitment Shares) and upon conversion of the Debenture is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Corporation’s common stock on the closing date, of which at least 603,362 shares of Common Stock shall be allocated to the transactions contemplated by the Purchase Agreement, unless shareholder approval to exceed the Exchange Cap is approved. The Purchase Agreement provides that the Company shall hold a special meeting of shareholders within seventy-five (75) calendar days for the purpose of obtaining shareholder approval and use its reasonable best efforts to obtain such Shareholder Approval.

In connection with the Offering, the Company entered into a Waiver and Consent (the “Arena Waiver”) with Arena Business Solutions Global SPC II, LTD (“Arena Business Solutions Global”), effective June 17, 2025, pursuant to which Arena Business Solutions Global agreed to a one-time waiver and consent for a period of thirty days of any rights it has under the Securities Purchase Agreement by and between it and the Company, dated as of August 12, 2024, as amended on August 30, 2024 and November 15, 2024, to permit the Company to enter into a single variable rate transaction during such thirty day period. In consideration for the Arena Waiver, the Company agreed to issue to Arena Business Solutions Global as a commitment fee, a five-year pre-funded warrant exercisable for 300,000 shares of its common stock at a strike price of $0.0001 per share (the “Pre-Funded Warrant”).

In connection with the Offering, the Company also entered into a Waiver and Consent (the “Arena Debenture Waiver”) with Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Arena Holders”), effective June 26, 2025, pursuant to which the Arena Holders waived and consented to certain defaults arising under the Securities Purchase Agreement, dated as of August 12, 2024, as amended by the First Amendment dated April 4, 2025 (the “Arena Purchase Agreement”) by and between the Company and the Arena Investors, the 10% Original Issue Discount Secured Convertible Debentures due February 12, 2026 and dated August 12, 2024 in the aggregate principal amount of $142,360.19 issued to the Arena Investors (the “August 2024 Debentures”), the 10% Original Issue Discount Secured Convertible Debentures due April 25, 2026 and dated October 25, 2024 in the aggregate principal amount of $1,249,356.01 issued to the Arena Investors (the “October 2024 Debentures”) and the 10% Original Issue Discount Secured Convertible Debentures due October 4, 2026 and dated April 4, 2025 in the aggregate principal amount of $578,460.29 issued to the Arena Investors (the “April 2025 Debentures” and together with the August 2024 Debentures and the October 2024 Debentures, the “Arena Debentures”) and the Registration Rights Agreement, dated April 4, 2025 (the “Registration Rights Agreement”), with the Arena Investors relating to, among other things, obligations as contemplated by the Arena Purchase Agreement, the Registration Rights Agreement and the Arena Debentures to have a registration statement (the “Registration Statement”) on file with the SEC and declared effective by the time periods set forth in such documents. The waiver and consent terminates as of July 19, 2025, if the Registration Statement is not filed prior to that date.

In consideration for the Arena Debenture Waiver, the Company agreed to increase the amounts owing under the Arena Debentures from $1,874,723.51 to $1,921,092.60, an increase of 2.5% and agreed to issue to each Arena Holder on or before July 18, 2025, an amount of restricted shares of the Company’s common stock that is equal to five percent (5%) of the aggregate principal amount of each Arena Debenture (as increased), calculated based upon the lowest single day volume weighted average price of the Company’s common stock in the five trading days preceding June 26, 2025.

The foregoing descriptions of the Purchase Agreement, the Debenture, the Arena Waiver, the Pre-Funded Warrant and Area Debenture Waiver are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 4.1, 10.2, 4.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the Purchase Agreement and the Debenture were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
4.1	Debenture, dated June 26, 2025, in the principal amount of $172,500
4.2	Form of Pre-Funded Warrant to be issued to Arena Business Solutions Global SPC II, LTD
10.1*	Securities Purchase Agreement, dated June 26, 2025
10.2	Waiver and Consent of Arena Business Solutions Global SPC II, LTD, effective June 17, 2025
10.3	Waiver and Consent of Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP, effective June 26, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: July 2, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer

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